                                                                   EXHIBIT 10.52

                        NINTH LOAN MODIFICATION AGREEMENT

     THIS NINTH LOAN MODIFICATION AGREEMENT (the "Agreement") is made as of the 23rd day of June, 2004, by and among:

     CADLEROCK JOINT VENTURE, L. P. ("CadleRock"), an Ohio limited partnership with a principal place of business at 100 North Center Street, Newton Falls, OH 44444-1321;

     SIGHT RESOURCE CORPORATION (hereinafter, "Sight Resource"), a Delaware corporation with a principal place of business at 6725 Miami Avenue, Cincinnati, Ohio 45243;

     CAMBRIDGE EYE ASSOCIATES, INC. (hereinafter, "Cambridge Eye"), a Delaware corporation with a principal place of business at One Highland Avenue, Unit 3B, Malden, MA 02148

     DOUGLAS VISION WORLD, INC. (hereinafter, "Douglas Vision"), a Delaware corporation with a principal place of business at One Highland Avenue, Unit 3B, Malden, MA 02148;

     E. B. BROWN OPTICIANS, INC. (hereinafter, "E. B. Brown"), a Delaware corporation with a principal place of business at 1549 East 30th Street, Cleveland, OH 44114-4385;

     EYEGLASS EMPORIUM, INC. (hereinafter, "Eyeglass Emporium"), a Delaware corporation with a principal place of business at c/o Sight Resource Corporation, 6725 Miami Avenue, Cincinnati, OH 45243;

     KENT EYES, INC. f/k/a KENT OPTICAL COMPANY (hereinafter, "Kent Optical"), a Delaware corporation with a principal place of business at c/o Sight Resource Corporation, 6725 Miami Avenue, Cincinnati, OH 45243;

     SHAWNEE OPTICAL, INC. (hereinafter, "Shawnee Optical"), a Delaware corporation with a principal place of business at c/o Sight Resource Corporation, 6725 Miami Avenue, Cincinnati, OH 45243;

     VISION PLAZA CORP. (hereinafter, "Vision Plaza"), a Delaware corporation with a principal place of business at 3301 Veterans Memorial Boulevard, Suite 54E, Metairie, LA 70002-4888;

     KENT OPTOMETRIC PROVIDERS, INC. f/k/a KENT OPTOMETRIC PROVIDERS P.C. (hereinafter, "Kent PC"), a Michigan professional corporation with a principal place of business at c/o Sight Resource Corporation, 6725 Miami Avenue, Cincinnati, OH 45243;

     Hereinafter, Sight Resource, Cambridge Eye, Douglas Vision, E. B. Brown, Eyeglass Emporium, Kent Optical, Shawnee Optical, Vision Plaza, and Kent PC and shall be referred to individually and collectively, jointly, and severally, as the "Obligors" or the "Obligor."




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                                 R E C I T A L S

     A. Reference is hereby made to certain loan arrangements (hereinafter, the "Loan Arrangements") entered into by and between Sight Resource, Cambridge Eye, Douglas Vision, E. B. Brown, Eyeglass Emporium, Kent Optical, Shawnee Optical, Vision Plaza (hereinafter, individually and collectively, the "Original Borrowers") and Fleet National Bank (as successor-in-interest to Sovereign Bank, as successor-in-interest to Fleet National Bank, hereinafter referred to as "Fleet"), evidenced by, among other things, the following documents, instruments, and agreements (hereinafter collectively, together with this Agreement and all documents, instruments, and agreements executed incidental hereto, and contemplated hereby, the "Loan Documents"):

          1. Loan Agreement (hereinafter, as amended, the "Loan Agreement") dated April 15, 1999, entered into by and between Fleet and the Original Borrowers;

          2. Secured Revolving Line Note (hereinafter, the "Revolving Note") dated April 15, 1999 in the maximum principal amount of $3,000,000.00 made by the Original Borrowers payable to Fleet;

          3. Secured Term Note (hereinafter, the "Term Note") dated April 15, 1999 in the original principal amount of $7,000,000.00 made by the Original Borrowers payable to Fleet;

          4. (i) Eight (8) Security Agreements (All Assets) dated April 15, 1999 respectively, by each of the Original Borrowers, as amended and confirmed by certain Ratifications and Amendments of Security Agreements dated January 31, 2002, and (ii) Security Agreement (All Assets) dated July 31, 2002 by Kent PC (hereinafter, collectively, the "Security Agreements"), pursuant to which each of the Obligors granted Fleet a security interest in the Collateral (as defined in the Security Agreements);

          5. Security Agreement (Pledged Collateral) dated April 15, 1999, pursuant to which Sight Resource assigned, transferred, and delivered to Fleet all of the Collateral (as defined therein);

          6. Modification Agreement (hereinafter, the "Modification Agreement") dated March 31, 2000 entered into by Fleet and the Original Borrowers;

          7. Second Modification Agreement (hereinafter, the "Second Modification Agreement") dated November 30, 2000 entered into by Fleet and the Original Borrowers;

          8. Amended and Restated Third Modification Agreement (hereinafter, the "Third Modification Agreement") dated May 14, 2001 entered into by Fleet and the Original Borrowers;

          9. Fourth Modification Agreement (hereinafter, the "Fourth Modification Agreement") dated July 31, 2002 entered into by Fleet and the Obligors, pursuant to which, among other things, Kent PC became co-borrower with the Original Borrowers under the Loan Documents, as amended, and became jointly and severally liable with the Original Borrowers for all Obligations under the Loan Documents, as amended;




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          10. Fifth Modification Agreement (hereinafter, the "Fifth Modification
Agreement") dated November 15, 2002 entered into by Fleet and the Obligors;

          11. Sixth Loan Modification Agreement (hereinafter, the "Sixth Modification Agreement" dated December 27, 2002 entered into by CadleRock, as successor to Fleet, and the Obligors;

          12. Seventh Loan Modification Agreement (hereinafter, the "Seventh Modification Agreement") dated December, 2003 entered into by CadleRock, as successor to Fleet, and the Obligators;

          13. Eighth Loan Modification Agreement (hereinafter, the "Eighth Modification Agreement") dated June 23, 2004 entered into by CadleRock, as successor to Fleet, and the Obligors; and

          14. Common Stock Purchase Warrant dated March 31, 2000 issued by Sight Resource in favor of Fleet.

     B. The outstanding principal balance owing by the Obligors to CadleRock under the Loan Documents as of the date hereof is $233,944.45. Accrued interest as of this date is $388.89 (hereinafter, "Accrued Interest"). Such outstanding principal balance plus all Accrued Interest, late charges, penalties, fees, expenses and other amounts owing by the Obligors or any of them under or in respect of the Loan Documents are collectively hereinafter referred to as the "Existing Total Indebtedness," and as of this date, total $234,333.34.

     C. The Obligors and CadleRock have determined that it would be in their mutual best interests for CadleRock to advance to the Obligors $275,000.00 under the Revolving Note in order to provide additional financing to the Obligors for use in connection with their reorganization proceedings under chapter 11 of title 11 of the United States Code.

     D. The Obligors are willing to borrow an additional $275,000.00 under the Revolving Note and CadleRock is willing to increase the Total Indebtedness as contemplated by the preceding paragraph based upon, and in consideration of, the terms and conditions stated herein as follows:

     1. Increase in Revolving Note. Upon the execution hereof, CadleRock shall make an Advance (as defined in the Loan Agreement) to the Obligors under and, except as otherwise provided herein, pursuant to the terms of, the Revolving
Note in the amount of $275,000.00 and the Obligors hereby shall be deemed to have provided CadleRock with a "Notice of Borrowing" in that amount.

     2. Repayment of Advance. Notwithstanding anything to the contrary in the Loan Agreement, the Revolving Note or any of the other Loan Documents, the Obligors jointly and severally shall repay the $275,000.00 advance, plus interest thereon at the non-default rate specified in the Revolving Note, in ten
(10) equal installments of principal and interest beginning on July 6, 2004 and continuing on the next nine weekly anniversaries of such date until paid in full.

     3. New Total Indebtedness. Effective upon receipt by the Obligors of the $275,000 advance, the principal amount of the Existing Total Indebtedness shall be increased to $508,944,45 (the "New Total Indebtedness").




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     4. Acknowledgment by Obligors. Subject to and as modified by this
Agreement, the Obligors each hereby (a) acknowledge the validity and enforceability of the Loan Documents, and (b) acknowledge and agree that they have no offsets, defenses, claims or counterclaims against CadleRock as holder of the Loan Documents. Each Obligor hereby ratifies, confirms and agrees that, except as modified by this Agreement, all terms and conditions of the Loan Documents shall remain in full force and effect.

     5. Further Assurances. The Obligors shall, upon request by CadleRock from time to time after execution of this Agreement, execute and deliver to CadleRock such additional documents, instruments and agreements as CadleRock may reasonably request in order to vest or perfect the Loan Documents (as modified hereby) and the collateral granted therein more securely in CadleRock.

     6. Indemnification/Hold Harmless. The Obligors hereby indemnify and hold harmless CadleRock, their partners, directors, officers and stockholders and the successors and assigns of all of them (collectively the "Indemnitees") from, against and in respect of any claim by the Obligors or any other person to the effect that, the Obligors, or any person claiming by, through or under any of them, has any claim of any type against the Indemnitees for any action taken or not taken by the Indemnitees prior to this date. The Obligors hereby release and discharge Indemnitees from any such and all such claims, and the Obligors further agree to indemnify and hold harmless Indemnitees against any and all such claims and to pay Indemnitees' attorney fees and costs in the defense of same.

     7. Acknowledgement of Payment Obligation. Notwithstanding anything to the contrary contained in this Agreement, the Existing Total Indebtedness shall remain due and payable in full on June 30, 2004, after which interest shall accrue thereon at the default interest rate as stated in the Sixth Modification Agreement.

     8. No Waiver of Existing Defaults. Any defaults, events of defaults or existing matters that with the passage of time would mature into a default under the Loan Documents prior to the date of this Agreement are not waived and shall be in full force and effect.

     9. Miscellaneous.

          (a) This Agreement and the other documents referred to herein contain the entire Agreement among the parties with respect to the transactions contemplated hereby, and supersede all negotiations, representations, warranties, commitments and offers whether oral or written, prior to the date hereof.

          (b) No modification or amendment of any provision of this Agreement shall be effective unless made in a written instrument, duly executed by the party to be bound thereby, which refers specifically to this Agreement and states that an amendment or modification is being made in the respects set forth in such instrument.

          (c) If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. This Agreement is, and shall be deemed to be, the product of joint drafting by the




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


parties hereto and shall not be construed against any of them as the drafter hereof.

          (d) This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. No assignment of this Agreement shall, however, relieve the assigning party of its obligations hereunder.

          (e) This Agreement shall be governed by and construed and enforced with accordance with the laws of the State of Ohio as applicable to contracts executed and fully performed in the State of Ohio.

          (f) No waiver of any provision of this Agreement shall be effective unless in writing. The waiver by any party of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          (g) The captions contained in this Agreement have been inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

          (h) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. With regard to this Agreement, and any other document relating to the transactions to be consummated under this Agreement, a party's execution may be evidenced by, and a party's delivery may be effected by, facsimile transmission.

          (i) Each party hereto represents and warrants that it has full authority to execute this agreement, that the representative executing this agreement on its behalf has full authority to do so, that upon the execution hereof, this agreement becomes fully binding on such party and enforceable against such party in accordance with the terms hereof and that no party is under any restriction of any kind against the execution of this agreement or the performance of any obligation stated herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.


                     [Signatures Continued on Separate Page]










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

CADLEROCK JOINT VENTURE, L. P.                       SIGHT RESOURCE CORPORATION

By:  CadleRock, Inc., its general partner


By:      /s/ Victor O. Buente, Jr.                   By:      /s/ Donald L. Radcliff
   ---------------------------------                    --------------------------------
Name:  Victor O. Buente, Jr.                         Name:  Donald L. Radcliff
Title:  Vice President                               Title:   Chief Financial Officer


CAMBRIDGE EYE ASSOCIATES, INC.                       DOUGLAS VISION WORLD, INC.


By:      /s/ Donald L. Radcliff                      By:      /s/ Donald L. Radcliff
   -----------------------------------------            --------------------------------
Name:  Donald L. Radcliff                            Name:  Donald L. Radcliff
Title:  Chief Financial Officer                      Title:  Chief Financial Officer



E. B. BROWN OPTICIANS, INC.                          EYEGLASS EMPORIUM, INC.


By:      /s/ Donald L. Radcliff                      By:      /s/ Donald L. Radcliff
   -----------------------------------------            --------------------------------
Name:  Donald L. Radcliff                            Name:  Donald L. Radcliff
Title:  Chief Financial Officer                      Title:  Chief Financial Officer



KENT EYES, INC. f/k/a                                SHAWNEE OPTICAL, INC.
KENT OPTICAL COMPANY


By:      /s/ Donald L. Radcliff                      By:      /s/ Donald L. Radcliff
   -----------------------------------------            --------------------------------
Name:  Donald L. Radcliff                            Name:  Donald L. Radcliff
Title:  Chief Financial Officer                      Title:  Chief Financial Officer


VISION PLAZA CORP.                                   KENT OPTOMETRIC PROVIDERS, INC,
                                               f/k/a KENT OPTOMETRIC PROVIDERS, P.C.


By:      /s/ Donald L. Radcliff                      By:      /s/ Donald L. Radcliff
   -----------------------------------------            --------------------------------
Name:  Donald L. Radcliff                            Name:  Donald L. Radcliff
Title:  Chief Financial Officer                      Title:  Chief Financial Officer







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